EXHIBIT 99.1

Aptose Biosciences Inc. Announces Pricing of $8 Million Public Offering

SAN DIEGO and TORONTO, Nov. 22, 2024 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral targeted agents to treat hematologic malignancies, today announced the pricing of its "reasonable best efforts" public offering with participation from the CEO and existing and new healthcare focused investors for the purchase and sale of up to 40,000,000 shares of common stock and warrants to purchase up to 20,000,000 shares of common stock at a combined offering price of $0.20 per share and accompanying warrant (the “Offering”). The Company expects to receive aggregate gross proceeds of approximately $8 million, before deducting placement agent fees and other offering expenses, and assuming no exercise of the warrants. The warrants will have an exercise price of $0.25 per share, will be exercisable immediately and will expire five years from the issuance date.

The closing of the Offering is expected to occur on or about November 25, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from this Offering for working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the Offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-281201) previously filed with the Securities and Exchange Commission ("SEC") on August 2, 2024, as amended, which was declared effective on November 21, 2024. This Offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to the Offering has been filed with the SEC. An electronic copy of the final prospectus relating to the Offering may be obtained, when available, on the SEC's website located at http://www.sec.gov and may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage, oral kinase inhibitor tuspetinib (TUS) has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML), and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of proceeds therefrom as well as the Company’s clinical development plans, the clinical potential, anti-cancer activity, therapeutic potential and applications and safety profile of tuspetinib, clinical trials, the enrollment in clinical trials and the data therefrom, upcoming milestones, expectations regarding capital available to the Company to fund planned Company operations, and statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant market and other conditions, business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; unexpected manufacturing defects and other risks detailed from time-to-time in our ongoing current reports, quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com